===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Photoelectron Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]  No fee required.

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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                   NOTICE OF SPECIAL MEETING IN LIEU OF THE
                        ANNUAL MEETING OF STOCKHOLDERS

                                      OF

                           PHOTOELECTRON CORPORATION

                                  TO BE HELD
                                 MAY 25, 1999

To the Stockholders of Photoelectron Corporation:

  We are pleased to notify you that a Special Meeting in lieu of the Annual Meeting of Stockholders (the "Meeting") of Photoelectron Corporation (the "Company") will be held at the offices of the Company located at 5 Forbes Road, Lexington, Massachusetts 02421, on Tuesday, May 25, 1999 at 11:00 a.m., for the purpose of considering and acting upon the following matters, all as described in the accompanying Proxy Statement:

    1) To elect a Board of three Directors to hold office until the next annual meeting and until the election and qualification of their respective successors.

    2) To act upon the approval of the designation of Arthur Andersen LLP to audit the books, records and accounts of the Company.

    3) To consider and act upon all other matters which may properly come before the Meeting or any adjournment or adjournments thereof.

  The Board of Directors has set the close of business on Wednesday, April 14, 1999, as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof, and only stockholders of record on that date shall be entitled to notice of and to vote at said meeting.

  Your Proxy is enclosed. You are cordially invited to attend the Meeting. If you do not expect to be present and wish your shares to be voted, you are requested to fill in, date, sign, and mail the enclosed Proxy promptly. A return envelope with prepaid postage if mailed in the United States is enclosed for your convenience. If you attend the Meeting, your Proxy will be returned to you upon request to the Clerk.

                                          By order of the Board of Directors,

                                          William O. Flannery, Esq.
                                          Clerk

Lexington, Massachusetts
April 23, 1999

PHOTOELECTRON CORPORATION
5 Forbes Road
Lexington, MA 02421
(781) 861-2069

                           PHOTOELECTRON CORPORATION
                                 5 Forbes Road
                        Lexington, Massachusetts 02421
                                (781) 861-2069

                               ----------------

                        SPECIAL MEETING IN LIEU OF THE
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 1999

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Photoelectron Corporation (the "Company") of proxies for use at the Special Meeting in lieu of the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the offices of the Company located at 5 Forbes Road, Lexington, Massachusetts 02421, on Tuesday, May 25, 1999 at 11:00 a.m. and at any adjournments thereof. This Proxy Statement and the accompanying Proxy Card are being mailed to stockholders on or about April 23, 1999.

  Unless contrary instructions are indicated on the proxy, all valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Director named herein. If a stockholder specifies a different choice on the proxy, such stockholder's shares of Common Stock will be voted in accordance with such specifications.

  Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Clerk of the Company an instrument revoking it, by presenting an executed proxy bearing a later date at the Meeting, or by attending the Meeting and voting in person.

  The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone and/or telegram by Directors, officers and employees of the Company, without additional compensation for such solicitation activities. Arrangements will be made by the Company with its transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, to forward solicitation material to the beneficial owners of the shares held of record. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's Common Stock held in their respective names.

  Copies of the 1998 Annual Report of the Company are being mailed to stockholders together with this Proxy Statement. The Annual Report contains the financial statements of the Company for the fiscal years ended January 2, 1999 and January 3, 1998.

                               VOTING SECURITIES

  At April 14, 1999, 7,740,454 shares of common stock, $.01 par value (the "Common Stock"), were issued and outstanding. Of the shares of Preferred Stock authorized for issuance, no shares were issued and outstanding at April 14, 1999.

  Only stockholders of record at the close of business on Wednesday, April 14, 1999 have the right to receive notice of and to vote at the Meeting and any adjournments thereof. Each share of Common Stock entitles the holder thereof to one vote. Under the Massachusetts Business Corporation Law, the presence, in person or by proxy, of stockholders holding a majority in interest of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions and broker non-votes are not counted in determining the number of votes cast.

Proposal I. Election of Directors

  It is intended that, unless otherwise indicated thereon, the proxies received will be voted in favor of the election of the three persons named below to serve as Directors until the next annual meeting of Stockholders and until their successors shall be elected and shall qualify. Although it is expected that each of the nominees will be available for election, if a nominee is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee selected by the Board of Directors, unless the Board chooses to reduce the number of Directors to the number of nominees then available for election. In this event, the proxies would be voted for the reduced number of nominees. Unless otherwise indicated on the enclosed Proxy Card, the votes represented by any proxy may be voted at the discretion of the person or persons voting the proxy. The three nominees receiving a plurality of the votes cast by the stockholders represented at the meeting, in person or by proxy, will be elected as Directors of the Company.

  The following table sets forth the name and age (as of the date of the Meeting) of the Directors, their principal occupations at present, the positions and offices, if any, held by each Director with the Company in addition to the position as a Director, and the period during which each has served as a Director of the Company.

                                       Principal Occupation -     First Elected
              Name               Age        Position Held           Director
              ----               ---   ----------------------     -------------
 Peter M. Nomikos...............  67 Chairman of the Board,           1989
                                     Chief Executive Officer
                                     and Treasurer
 George N. Hatsopoulos, Ph.D. ..  72 Chairman of the Board and        1989
                                     Chief Executive Officer of
                                     Thermo Electron
                                     Corporation
 Roger D. Wellington............  72 President and Chief              1989
                                     Executive Officer of
                                     Wellington Consultants,
                                     Inc. and Wellington
                                     Associates, Inc.

               BACKGROUND OF NOMINEES FOR ELECTION AS DIRECTORS

  Peter M. Nomikos has served as Chairman of the Board, Chief Executive Officer, and Treasurer of the Company since its founding in 1989 and served as President of the Company from its founding in 1989 until he voluntarily resigned as President in March, 1999. Mr. Nomikos was co-founder of Thermo Electron Corporation ("Thermo Electron") where he was a director until 1976. For the past 30 years, Mr. Nomikos has resided in London and has been involved in maritime shipping as Managing Director of Nomikos (London) Ltd. He devotes on average approximately 150 hours per month (or roughly two-thirds of his professional time) to directing the overall business activities of the Company in the U.S. and abroad. Approximately one-third of Mr. Nomikos' professional time is devoted to his other professional activities, including those relating to PYC Corporation.

  George N. Hatsopoulos, Ph.D. has served as a Director of the Company since its founding in 1989. Dr. Hatsopoulos has been Chairman of the Board and Chief Executive Officer of Thermo Electron and has served as a director of Thermo Electron since 1956. Dr. Hatsopoulos is also a director of Thermedics, Inc., Thermo Ecotek Corporation, Thermo Fibertek, Inc., Thermo Instrument Systems Inc., Thermo Optek Corporation, ThermoQuest Corporation and ThermoTrex Corporation.

  Roger D. Wellington has served as a Director of the Company since its founding in 1989. Mr. Wellington serves as President and Chief Executive Officer of Wellington Consultants, Inc. and Wellington Associates, Inc., international business consulting firms he founded in 1994 and 1989, respectively. Prior to 1989, Mr. Wellington served for more than five years as Chairman of the Board of Augat Inc., a manufacturer of electromechanical components. Prior to 1988, he also held the positions of President and Chief Executive Officer of Augat Inc. Mr. Wellington is also a director of Thermo Electron and Thermo Fibergen Inc.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF PETER M. NOMIKOS, GEORGE N. HATSOPOULOS, PH.D. AND ROGER D. WELLINGTON AS DIRECTORS.

                        GENERAL INFORMATION RELATING TO
                            THE BOARD OF DIRECTORS

The Board of Directors

  The business and affairs of the Company are managed by the Board of Directors. The Board of Directors held five meetings in the fiscal year ended January 2, 1999. Each member of the Board of Directors attended all meetings of the Board and all meetings held by all Committees of the Board on which he served during the fiscal year ended January 2, 1999. It is anticipated that immediately following the Meeting, the Board of Directors will hold its Annual Meeting of the Board of Directors.

Committees of the Board of Directors

  The Company had no nominating or compensation committees of the Board of Directors or committees performing similar functions during the year ended January 2, 1999.

  The Board of Directors has an Audit Committee, which has general responsibility for supervision of financial controls as well as accounting and audit activities of the Company. The Audit Committee has the responsibility to review annually the qualifications of the Company's independent certified public accountants, make recommendations to the Board of Directors concerning the selection of the accountants and review the planning, fees and results of the accountants' audit. The current members of the Audit Committee are Messrs. Hatsopoulos and Wellington. The Audit Committee held three meetings during the fiscal year ended January 2, 1999.

Compensation of Directors

  Outside Directors of the Company currently receive an annual stipend of $2,000, a fee of $1,000 per regular or special meeting of the Board of Directors attended in person (together with reimbursement of reasonable travel expenses), a fee of $500 per each such meeting participated in by means of conference telephone arrangements and a fee of $500 per any regular or special meeting of any committee of the Board of Directors, whether attended in person or participated in by conference telephone arrangements (together, in the event not coincident with a meeting of the Board of Directors, with reimbursement of reasonable travel expenses). Directors who are employees of the company receive no compensation as members of the Board of Directors.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  Under the rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered to be a beneficial owner of the security. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered to be beneficially owned under these rules.

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 29, 1999 by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock (assuming conversion of all outstanding warrants and convertible debt),
(ii) each current Director and nominee for election as Director, (iii) each executive officer who received salary and bonus in excess of $100,000 for all services rendered during the fiscal year ended January 2, 1999 and (iv) all current Directors and executive officers of the Company as a group. Except as otherwise provided in the footnotes to this table, the Company believes that the persons named in this table have voting and investment power with respect to all the shares of Common Stock indicated.

                                       Amount and Nature of
Name and Address of Beneficial Owner  Beneficial Ownership(1) Percent of Class(1)
------------------------------------  ----------------------- -------------------
Peter M. Nomikos...................          4,327,095(2)            46.9%
Peter E. Oettinger, Ph.D...........            169,700(3)             2.2%
George N. Hatsopoulos, Ph.D........             23,500(4)               *
Roger D. Wellington................             23,500(5)               *
Gerald J. Bojas....................              7,800(6)               *
John C. Brink......................              4,700(7)               *
Thomas R. Varricchione.............             10,200(8)               *
Thermo Electron Corporation........            833,861               10.8%
 81 Wyman Street
 Waltham, MA 02254
PYC Corporation....................          3,567,735(9)            40.0%
 c/o Aegeus Shipping Co., Ltd.
 TANPY Building
 17-19 Akti Miaouli
 Piraeus 185 35 Greece
All Directors and executive
 officers as a group (7 persons)...          4,566,494(10)           48.6%

--------
 *  Less than 1%.
 (1) Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of Common Stock subject to options, convertible debt or warrants held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Shares subject to exercisable options and shares issuable upon conversion of convertible debt or exercise of outstanding warrants are shown in the footnotes to this table, if applicable. The persons named in this table have voting and investment power with respect to all shares of Common Stock shown as owned by them, subject to community property laws where applicable and except as otherwise indicated in the other footnotes to this table.
 (2) Includes 52,500 shares subject to exercisable options granted by the Company, and 235,000 shares issuable upon conversion of convertible debt. Includes 2,377,735 shares and 1,190,000 shares issuable upon exercise of outstanding warrants owned by PYC Corporation, of which Mr. Nomikos is the President. Mr. Nomikos has been granted investment power and the authority to vote such shares by PYC Corporation. Includes 300 shares owned by Petronome Corporation. Mr. Nomikos has been granted investment power and the authority to vote such shares by Petronome Corporation.

 (3) Includes 142,500 shares subject to exercisable options granted by the Company. Pursuant to the terms of that certain Consulting Agreement dated as of March 29, 1999, by and between Dr. Oettinger and the Company (the "Consulting Agreement"), Dr. Oettinger tendered his resignation as Vice President, Chief Operating Officer, and Director of the Company. The terms of the Consulting Agreement are summarized herein under "Certain Relationships and Related Transactions".
 (4) Includes 11,000 shares subject to exercisable options granted by the Company. Excludes any shares owned by Thermo Electron, as to which Dr. Hatsopoulos disclaims beneficial ownership.
 (5) Includes 11,000 shares subject to exercisable options granted by the Company.
 (6) Includes 6,800 shares subject to exercisable options granted by the Company.
 (7) Includes 3,400 shares subject to exercisable options granted by the Company.
 (8) Includes 10,200 shares subject to exercisable options granted by the Company.
 (9) Includes 1,190,000 shares issuable upon exercise of outstanding warrants.
(10) Includes a total of 1,662,400 shares which may be acquired within 60 days of March 29, 1999 pursuant to options, warrants, and convertible debt held by all directors and officers as a group.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's Directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the SEC and NASDAQ initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and holders of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended January 2, 1999, its Directors, executive officers and holders of more than 10% of the Company's Common Stock complied with all applicable Section 16(a) reporting requirements, except that (i) one report was filed thirteen days late by PYC Corporation covering one transaction for PYC Corporation and
(ii) one report was filed approximately six months late by Peter M. Nomikos covering the conversion of interest on convertible debt into 226,170 shares of Common Stock.

                            EXECUTIVE COMPENSATION

  The following table sets forth the aggregate compensation paid or accrued during the fiscal year ended January 2, 1999 of the Chief Executive Officer and each other executive officer of the Company whose total annual salary and bonus exceeded $100,000 for services in all capacities:

                          SUMMARY COMPENSATION TABLE

                                 Annual Compensation           Long-Term Compensation
                              -------------------------- -----------------------------------
                                                                   Awards            Payouts
                                                         --------------------------- -------
                                            Other Annual                 Securities          All Other
                                              Compen-      Restricted    Underlying   LTIP    Compen-
   Name and Principal         Salary  Bonus    sation    Stock Award(s) Options/SARs Payouts  sation
        Position         Year   ($)    ($)      ($)           ($)           (#)        ($)      ($)
          (a)            (b)    (c)    (d)      (e)           (f)           (g)        (h)      (i)
   ------------------    ---- ------- ----- ------------ -------------- ------------ ------- ---------
Peter M. Nomikos (1)     1998     --    --      --            --          100,000      --        --
 Chairman of the Board,
 President, Chief
 Executive Officer and
 Treasurer.............. 1997     --    --      --            --              --       --        --
Peter E. Oettinger,
 Ph.D.                   1998 135,000   --      --            --           50,000      --      5,064(3)
 Vice President, Chief
 Operating Officer and
 Director (2)........... 1997 124,346 5,000     --            --              --       --      4,078(3)
Gerald J. Bojas          1998 101,866   --      --            --            4,000      --      3,855(4)
 Chief Financial
  Officer............... 1997  81,031   --      --            --           15,000      --      2,717(4)
John C. Brink            1998 123,749   --      --            --            2,000      --      3,720(5)
 Vice President, Sales
 and Marketing.......... 1997  18,462   --      --            --           15,000      --         78(5)
Thomas R. Varricchione   1998  98,282   --      --            --            4,000      --      3,848(6)
 Vice President,
 Clinical Regulatory
 Affairs................ 1997  89,674   --      --            --                0      --      3,165(6)

--------
(1) Mr. Nomikos elected to waive his compensation during the fiscal years ending January 3, 1998 and January 2, 1999 to conserve the Company's cash position. Although Mr. Nomikos devotes substantial time to the business of the Company, he is also engaged in other business activities through a London-based company. Mr. Nomikos voluntarily resigned as President of the Company in March 1999.
(2) Pursuant to the terms of the Consulting Agreement, Dr. Oettinger tendered his resignation as Vice President, Chief Operating Officer, and Director of the Company.
(3) Includes $3,109 and $4,200 paid by the Company to Dr. Oettinger's 401(k) plan in 1997 and 1998, respectively, and $969 and $864 paid by the Company for premiums on group term life insurance in 1997 and 1998, respectively.
(4) Includes $1,991 and $3,008 paid by the Company to Mr. Bojas's 401(K) plan in 1997 and 1998, respectively, and $726 and $847 paid by the Company for premiums on group term life insurance in 1997 and 1998, respectively. Mr. Bojas was hired as Chief Financial Officer of the Company in February 1997.
(5) Includes $0 and $2,856 paid by the Company to Mr. Brink's 401(K) plan in 1997 and 1998, respectively, and $78 and $864 paid by the Company for premiums on group term life insurance in 1997 and 1998, respectively. Mr. Brink was hired as Director of Sales and Marketing of the Company in November 1997 and was promoted to Vice President of Sales and Marketing of the Company in November 1998.
(6) Includes $2,300 and $3,005 paid by the Company to Mr. Varricchione's 401(K) plan in 1997 and 1998, respectively, and $865 and $843 for premiums on group term life insurance in 1997 and 1998, respectively. Mr. Varricchione served as Director of Clinical and Regulatory Affairs of the Company from March 1995 to November 1998 and was promoted to Vice President of Clinical and Regulatory Affairs of the Company in November 1998.

                              OPTIONS/SAR GRANTS

  The following table sets forth certain information regarding stock appreciation rights and individual gains of stock options made during the last fiscal year to the named executive officers:

                                          Individual Grants
                          -------------------------------------------------
                                                                                 Potential
                                                                             Realizable Value
                                                                                At Assumed
                                                                              Annual Rates Of   Alternative To
                           Number Of    Percent Of                              Stock Price      (f) and (g):
                          Securities      Total                              Appreciation For     Grant Date
                          Underlying     Options/                               Option Term          Value
                           Options/    SARs Granted  Exercise Of            ------------------- ---------------
                             SARs'     To Employees  Base Price  Expiration                       Grant Date
          Name            Granted (#) In Fiscal Year   ($/Sh)       Date     5% ($)    10% ($)  Present Value $
          (a)                 (b)          (c)           (d)        (e)        (f)       (g)          (h)
          ----            ----------- -------------- ----------- ---------- --------- --------- ---------------
Peter M. Nomikos........    100,000        40.3%        7.25      5/27/05   1,020,148 1,412,820       --
Peter E. Oettinger,
 Ph.D.(1)...............     50,000        20.1%        7.25      5/27/05     510,074   706,410       --
Gerald J. Bojas.........      4,000         1.6%        7.25      5/27/05      40,806    56,513       --
John C. Brink...........      2,000         0.8%        7.25      5/27/05      20,403    28,256       --
Thomas R. Varricchione..      4,000         1.6%        7.25      5/27/05      40,806    56,513       --

--------
(1) Pursuant to the terms of the Consulting Agreement, Dr. Oettinger tendered his resignation as Vice President, Chief Operating Officer, and Director of the Company.

                     AGGREGATED OPTIONS/SAR EXERCISES AND
                      FISCAL YEAR END OPTIONS/SAR VALUES

  The following table sets forth certain information regarding stock option exercises during the fiscal year ended January 2, 1999 and stock options held at such year end by the named executive officers:

                                                    Number of
                                                   Securities
                                                   Underlying           Value of Unexercised
                                                   Unexercised              In-the-Money
                           Shares               Options at Fiscal         Options at Fiscal
                          Acquired                  Year End                 Year End(1)
                             on     Value   ------------------------- -------------------------
          Name            Exercise Received Exercisable Unexercisable Exercisable Unexercisable
          ----            -------- -------- ----------- ------------- ----------- -------------
Peter M. Nomikos........      0        0       30,500      117,500     $ 13,750        $ 0
Peter E. Oettinger,
 Ph.D.(2)...............      0        0      130,000       67,500     $346,250        $ 0
Gerald J. Bojas.........      0        0        3,000       16,000     $      0        $ 0
John C. Brink...........      0        0        3,000       14,000     $      0        $ 0
Thomas R. Varricchione..      0        0        8,600       11,900     $      0        $ 0

--------
(1) Based on the fiscal year ended closing price of the Common Stock of $4.375 per share, less the option exercise price.
(2) Pursuant to the terms of the Consulting Agreement, Dr. Oettinger tendered his resignation as Vice President, Chief Operating Officer, and Director of the Company.

                              EXECUTIVE OFFICERS

  The executive officers of the Company are Peter M. Nomikos, Euan Thomson, Ph.D., Gerald J. Bojas, John C. Brink, and Thomas R. Varricchione. For a description of the background of Mr. Nomikos, see "Background of Nominees for Election as Directors."

  Dr. Thomson has served as the President and Chief Operating Officer of the Company since March 1999. Dr. Thomson has worked with the Company for the last five years, advising the Company on aspects of product development before taking up his position as Managing Director of Photoelectron (Europe) Limited. Prior to joining the Company on a full-time basis, Dr. Thomson was the head of the Radiotherapy Department at the Norfolk and Norwich Hospital in the United Kingdom. Dr. Thomson is recognized throughout the world as an expert in radiotherapy treatment and has worked extensively as a consultant and adviser to manufacturers of radiotherapy products in Europe and the United States. Dr. Thomson has also worked as a scientific and management consultant to many hospitals, specializing in precision radiotherapy techniques.

  Mr. Bojas has served as the Chief Financial Officer of the Company since March 1997. Prior to joining the Company, from 1992 to 1996, Mr. Bojas was Treasurer and Corporate Controller of MediSense, Inc. He also was the Chief Financial Officer of MediSense, Inc. from 1990 to 1991. From 1981 to 1990, Mr. Bojas was the Corporate Controller of Compugraphic Corporation.

  Mr. Brink has served as the Vice President of Sales and Marketing of the Company since November 1998. He served as Director of Sales and Marketing of the Company from November 1997 to November 1998. Prior to joining the Company, Mr. Brink was President and Chief Executive Officer of LingraphiCare America (previously Tolfa Corporation), developer of proprietary software used in speech therapy in LingraphiCare clinics. Mr. Brink also has 20 years experience with Johnson and Johnson Professional, Inc. (previously Johnson and Johnson Codman), a world leader in neurosurgical instrumentation, equipment, and devices.

  Mr. Varricchione has served as Vice President of Clinical and Regulatory Affairs of the Company since November 1998. He served as Director of Clinical and Regulatory Affairs of the Company from March 1995 to November 1998. Prior to joining the Company, Mr. Varricchione served as Director of Clinical Research and Regulatory Affairs for Candela Corporation, a manufacturer of medical laser, cryosurgical, and related products. Prior to joining the medical device industry, Mr. Varricchione worked for more than 15 years in Boston area hospitals, with a focus in the clinical research and the care of critically ill patients.

                       [PERFORMANCE GRAPH APPEARS HERE]


                                 1/29/97     12/97     12/98
PHOTOELECTRON CORPORATIO           100        113        51
NASDAQ STOCK MARKET (U.S.)         100        123       173
NASDAQ HEALTH SERVICES             100        102        87

--------
* The performance graph above compares the percentage change in the Company's total shareholder return on its Common Stock from January 29, 1997, the effective date of the Company's initial public offering, with the cumulative total return of the Nasdaq Stock Market-US Index and the Nasdaq Health Services Index from December 31, 1996 through December 31, 1998, based upon an assumed $100 investment in the Company's Common Stock and in the stocks comprising each such index as of December 31, 1996 and reinvestment of all dividends. The stock prices on the performance graph above are not necessarily indicative of future stock price performance.

                    COMPENSATION AND INSIDER PARTICIPATION

  The entire Board of Directors was responsible for determining the compensation of executive officers during fiscal 1998. Mr. Nomikos, the Company's Chairman of the Board, then President, Chief Executive Officer, and Treasurer, and Dr. Oettinger, the Company's then Vice President, Chief Operating Officer, and Director, did not participate in deliberations relating to their own compensation, except that Mr. Nomikos waived his compensation for fiscal year 1998. Mr. Nomikos participated in deliberations relating to the compensation of Dr. Oettinger.

                         BOARD OF DIRECTORS REPORT ON
                            EXECUTIVE COMPENSATION

  Decisions regarding cash compensation paid and stock options granted to the Company's executive officers were made by the full Board of Directors.

Executive Compensation Policy

  The Company's compensation program is designed to attract, motivate, reward and retain executive personnel capable of making significant contributions to the long-term success of the Company. During fiscal year 1998, the Company's compensation program consisted of base salary and incentive bonuses. No bonuses were awarded to any executive officers of the Company for fiscal year 1998. Base salary provides the foundation for the Company's executive pay; its purpose is to compensate the executive for performing his or her basic duties.

  Base Salary. Base salaries for the Company's executive officers are set annually. During fiscal 1998, the Company did not employ a formula approach that links cash compensation to corporate performance nor did it utilize any formal survey or other compilation of empirical data on executive compensation paid by other companies. Instead, executive compensation was determined based on a number of subjective factors, including individual responsibilities, performance, contribution and experience, the Company's financial performance as compared with the prior year, and general economic factors.

  Stock Options. The Company's compensation program also utilizes stock option awards, which are intended to provide additional incentive to increase shareholder value.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company utilizes certain administrative resources of Thermo Electron on an as-need basis without a formal contract and is charged at actual cost for such services. These resources include legal advice and services, certain employee benefit administration, tax advice and preparation, and space allocation and utilities. The Company paid $4,952 in 1998 for these services. George N. Hatsopoulos, Ph.D., a Director of the Company, is Chairman of the Board and Chief Executive Officer of Thermo Electron. Roger D. Wellington, a Director of the Company, is also a director of Thermo Electron.

  The Company is also provided with certain services by Thermo Power Corporation, a 69%-owned subsidiary of Thermo Electron. These services include data processing services, administrative services, and machine shop services, and are charged to the Company at actual cost. The Company paid $229,953 in 1998 for these services. As of January 2, 1999, $534 was payable to Thermo Power Corporation and was included in accounts payable in the accompanying consolidated balance sheets.

  On May 22, 1990, the Company issued and sold $125,000 and $175,000 principal amounts of 8% subordinated convertible debentures to Thermo Electron and Mr. Peter M. Nomikos, respectively, that became due in 1998. The debentures were convertible into shares of the Company's Common Stock at a conversion price of $0.80. Also in 1990, the Company issued and sold $52,000 principal amount of 8% subordinated convertible debentures to Mr. Peter M. Nomikos, that became due in 1998. The note was convertible into shares of the Company's Common Stock at a conversion price of $3.00. In 1991, the Company issued and sold $448,000 principal amount of 8% subordinated convertible debentures to Mr. Peter M. Nomikos, that became due in 1998. The note was convertible into shares of the Company's Common Stock at a conversion price of $3.00. All of these debentures also provided for the conversion of accrued interest into Common Stock at maturity. The accrued interest is convertible into common stock at a conversion price equal to the average fair market value of the Company's Common Stock on the first ten days of trading of the fiscal quarter in which the interest to be converted accrued.

  On May 13, 1992, the Company entered into a $4,500,000 8% Convertible Subordinated Demand Note and Warrant Purchase Agreement (the "1992 Debt Agreement") with Mr. Peter M. Nomikos. These notes are convertible into Common Stock at a conversion price of $3.00 on demand. The Company borrowed $4,252,000 in the form of a demand loan with detachable warrant purchase rights under this agreement, of which $705,000 is still outstanding. At January 2, 1999, the Company is not aware of any intention by Mr. Peter M. Nomikos of converting these debentures into shares of the Company's common stock. The accrued interest is convertible into common stock at a conversion price equal to the average fair market value of the Company's Common Stock on the first ten days of trading of the fiscal quarter in which the interest to be converted accrued.

  Accordingly, in 1998, 226,170 shares of Common Stock were issued upon conversion of $500,000 principal amount and $287,647 accrued interest of subordinated convertible debentures to Mr. Peter M. Nomikos.

  All warrant purchase rights under the 1992 Debt Agreement have been assigned to PYC Corporation. Each warrant is exercisable upon issuance and allows the holder to purchase one share of Common Stock at $3.00. In 1998, 67,333 shares of Common Stock were issued to PYC Corporation for warrants exercised for the consideration of $202,000. At January 2, 1999, warrants to purchase 1,310,000 shares of the Company's Common Stock were outstanding. These remaining warrants expire as follows 120,000, 140,000, 140,000, 100,000, 575,000, and
235,000 on March 28, 1999, June 27, 1999, September 26, 1999, December 28,
1999, September 29, 2000, and January 27, 2002, respectively. All warrants purchased by PYC Corporation have been accounted for as capital in excess of par value--common stock.

  Pursuant to a promissory note dated February 21, 1997 (the "Note"), the Company loaned $80,211.26 to Peter Oettinger, Ph.D., the then Vice President, Chief Operating Officer, and Director of the Company at an interest rate of 5% per annum. The Note was secured by a pledge of 25,000 shares of the Company's Common Stock owned by Dr. Oettinger, pursuant to a Pledge Agreement with the Company dated as of February 21, 1997. On February 21, 1998, the Note was renewed for a period of one year at an interest rate of 6% per annum. Pursuant to the Consulting Agreement, the Company agreed to forgive the entire amount of this debt.

  The Company and Peter E. Oettinger, Ph.D. executed the Consulting Agreement dated as of March 26, 1999, pursuant to which Dr. Oettinger tendered his resignation as Vice President, Chief Operating Officer, and Director of the Company. Dr. Oettinger has agreed to continue to serve the Company as a consultant pursuant to the terms of the Consulting Agreement. The Board of Directors has not nominated Dr. Oettinger for election to a new term as a Director.

  Under the terms of the Consulting Agreement, Dr. Oettinger will make himself available to the Company as a full-time consultant for a period of 3 months and as a part-time consultant thereafter until October 14, 2000. Dr. Oettinger will perform such transitional and other tasks as may be requested by the Company's Chief Executive Officer or Chief Operating Officer. The Company will pay Dr. Oettinger gross consulting fees at the rate of $11,250 per month for the first 3 months of his Consulting Agreement, and $7,543.40 per month thereafter (pro rated for a partial month at the end of the term). In addition, Dr. Oettinger's currently existing stock options will continue to vest during the term of the Consulting Agreement and, at the end of the term of the Consulting Agreement, all of Dr. Oettinger's un-vested options will immediately vest. Dr. Oettinger will not be eligible for any Company benefits, such as life insurance or participation in the Company's 401(k) Plan, but the Company will compensate Dr. Oettinger for certain additional health insurance costs he will incur following his resignation. The Company has also agreed in the Consulting Agreement to forgive the existing indebtedness of Dr. Oettinger to the Company, including all accrued interest thereon. As of February 21, 1999, the amount of this indebtedness was $85,023.94. The Consulting Agreement also restricts Dr. Oettinger from competing with the Company prior to October 14, 2000.

Proposal II. Ratification of Selection of Auditors

  The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending January 1, 2000. Arthur Andersen LLP served as the Company's auditors for fiscal year 1998. A majority of the votes cast by the stockholders represented at the meeting, in person or by proxy, is required to approve this proposal. Representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS.

                                 OTHER MATTERS

  The Board of Directors of the Company is not aware of any matter, other than those described above, that may come before the meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 2000 Annual Meeting, it must be received by the Company at 5 Forbes Road, Lexington, Massachusetts 02421, Attention: John
J. Crowley, no later than December 1, 1999.

                                 ANNUAL REPORT

  A copy of the Company's 1998 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing or calling John J. Crowley at 5 Forbes Road, Lexington, Massachusetts 02421, telephone (781) 861-2069, or by e-mail at info@photoelectron.com.

                                OTHER BUSINESS

  The Board of Directors is not aware of any matters to come before the Meeting. However, it is intended that the proxy solicited herein will be voted on any other matters that may properly come before the meeting in the discretion of the person or persons named in the enclosed form of proxy.

                                          By order of the Board of Directors

Lexington, Massachusetts
April 23, 1999

                           PHOTOELECTRON CORPORATION

                 5 Forbes Road, Lexington, Massachusetts 02421
  Proxy for Special Meeting in Lieu of the Annual Meeting of Stockholders -
                                 May 25, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Euan Thomson and Gerald J. Bojas and each of them, as proxy or proxies for the undersigned, with full power of substitution, who may act by unanimous vote of said proxies or their substitutes as shall be present at the meeting, or, if only one be present, then the one shall have all the powers hereunder, to represent and to vote, as designated on the other side (if no direction is made, this Proxy will be voted FOR Proposals 1 and 2), all of the shares of Common Stock, par value $.01 per share, of Photoelectron Corporation standing in the name of the undersigned on April 14, 1999, at the Special Meeting in Lieu of the Annual Meeting of Stockholders of Photoelectron Corporation to be held on Tuesday May 25, 1999 at 11:00 a.m., and any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      (Continued, and to be marked, dated and signed, on the other side)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

         Special Meeting in Lieu of the Annual Meeting of Stockholders
                           PHOTOELECTRON CORPORATION

                                 May 25, 1999


                Please Detach and Mail in the Envelope Provided



A  [ X ]  Please mark your
          votes as in this
          example using
          dark ink only.

Vote FOR all nominees
     at right
(except as withheld in              Vote WITHHELD
  the space below)                from all nominees

       [   ]                            [   ]

ITEM 1. Election of                      NOMINEES: Peter M. Nomikos
        Directors
                                                   George N. Hatsopoulos, Ph.D.

                                                   Roger D. Wellington

WITHHELD FOR: (Write that nominee's name in the space provided below)

--------------------------------------------------------------------------------
                                                   FOR     AGAINST   ABSTAIN
ITEM 2. APPOINTMENT OF INDEPENDENT PUBLIC         [   ]     [   ]     [   ]
        ACCOUNTANTS.

ITEM 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.







Signature(s)                                       Date:                  , 1999
            -------------------------------------       ------------------

            -------------------------------------
            (Additional Signature if held jointly)

Note: Please sign as your name(s) is (are) shown on the certificates to which the Proxy applies. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.